Exhibit 10.1

Flower Crown (Hainan) Cross-border E-commerce Co., Ltd

Business Strategic Cooperation Contract

Contract signing place: [Haikou] City [Xiuying] District

In accordance with the Civil Code of the People’s Republic of China and other laws and regulations, Party A and Party B conclude this Contract through friendly consultation in accordance with the principles of equality, voluntariness, fairness, honesty and faith.

Article 1 The Cooperation Parties

Party A (supplier): Hua Zhi Guan (Hainan) Cross-border E-commerce Co., Ltd

Party B (Purchaser): Tianjin China Travel Cultural Development Company

The second noun definition

2.1 Product scope and supply price: Party website (http://shop.jxluxventure.com/) Product information and prices indicated, or the product quotation provided by Party A to Party B by mail or otherwise, which, if not otherwise stated or agreed, has already included cross-border comprehensive tax / tariff, customs clearance fees, third-party payment settlement service fees (if any).

2.2 Distribution: including the delivery of bonded zone and direct mail delivery, Party A shall send the products to the customers designated by Party B according to the order provided by Party B.

2.3 BBC system: mainly B 2B mall, B 2C mall, O 2O new retail system collectively called.

2.4 SAAS: specifically refers to Party A’s own owned system software, which is deployed on Party A’s server. Party A provides relevant services to Party B through SAAS.

Flower Crown (Hainan) Cross-border E-commerce Co., Ltd

Article 3 The Contract Content

3.1 During the strategic cooperation between both parties, the services that Party A can provide for Party B are: BBC system services and Party A’s supply chain products ordering services.

3.2 BBC System Services Content:

3.2.1 Party B shall provide Party A with the relevant information required to open the BBC system (see Data required for Annex 2 BBC System). After receiving all the data, Party A shall open Party B with free BBC system service function through SAAS (see Annex 1 BBC System Function for detailed function description).

3.2.2乙 can freely use all the functions opened by Party A for Party B through the BBC system software, and have the right to carry out product / service shelves and irregular promotion activities on the system. Party A shall provide guidance for Party B on the use of the BBC system, and shall regularly maintain the BBC system to facilitate the strategic cooperation between both parties.

3.2.3 If Party B needs to conduct promotional activities in the BBC system, it shall notify Party A within 5-7 working days in advance. Party A shall arrange the staff to remotely assist Party B in maintaining the stability of the system according to the scale of the activity.

3.3 Party A’s Supply Chain Product Order Service: Party B may submit product orders to Party A through the system interface docking, and Party A shall directly obtain the original orders from the users of Party B’s platform.

Party 3.3.1 shall submit the order according to the inventory of Party A system. Party A shall confirm within two working days after receiving Party B and arrange the delivery according to Party B’s order.The order provided by Party B shall contain all the information necessary by Party A. If it is not true, Party B shall bear the consequences by itself.

3.3.2 Party A shall deliver the products to the address in the order at the agreed time and mode of transportation according to the information listed in the order.

3.3.3 Party A promises that the products delivered conform to the Order and the Contract and the relevant laws, regulations and industry standards of the country of origin on product quality.

3.3.4 free shipment: Party A promises that all products delivered shall be in neutral packaging without any Party A or Supplier information.

If Party 3.3.5乙 needs to conduct promotional activities with Party A’s products on the BBC system, it shall notify Party A 5-7 working days in advance. Party A shall lock Party B according to the inventory situation, otherwise the responsibilities caused by Party B’s failure to communicate with Party A in advance shall be borne by Party B itself.If Party B requires Party A to lock the inventory, it shall pay a certain amount in advance according to the lock warehouse value and deadline, and the amount of lock warehouse advance shall be determined in accordance with Party A’s lock rules.After the end of the lock bank, if the advance payment has a balance, it shall be transferred to the daily sales advance payment for Party B’s daily purchase deduction from Party A.If Party B fails to apply to Party A for lock payment and advance payment, Party A shall not be liable for the delay and failure due to inventory oversold, and the relevant consequences shall be borne by Party B itself.

Flower Crown (Hainan) Cross-border E-commerce Co., Ltd

Article 4 Payment of supply chain product expenses

4.1 Advance payment: Party B’s first payment for recharge shall not be less than in words: [10,000] RMB.

4.2 When Party B submits the order to Party A, Party A will directly deduct the order payment, taxes and other related expenses from the advance payment.If the advance payment paid by Party B is not sufficient to offset the amount generated by the order on the same day, Party A has the right to suspend the delivery of any of the products in the order and shall not be liable for any breach of contract.In order to ensure that the cooperation between both parties is not affected, Party A shall remind Party B to timely recharge when the advance payment is lower than [20%] or below (including) of the advance payment amount agreed by both parties.

4.3 Bank account information of both parties is as follows:

If Party A and Party B need to change the bank account information, they shall notify the other party in writing in advance, otherwise the resulting losses shall be borne by the party who fails to fulfill the notice obligations.

Article 5 The rights and obligations of both parties

5.1 Party A shall provide Party B with system support and supply chain products and services as agreed in this Contract. Party A shall timely arrange the staff to respond and deal with Party B for the BBC system problems reported by Party B.

5.2 Due to the particularity of the supply chain products, the after-sales service provided by Party A is as follows:

5.2.1 Cross border bonded goods do not support special services such as replacement, reissue, redelivery, express interception, nor support the return or refusal to sign without reason. Party B shall fully explain to its customers.

In 5.2.2, Party A does not support the after-sales claim in any of the following situations:

5.2.2.1 Goods provided by Party A;

Flower Crown (Hainan) Cross-border E-commerce Co., Ltd

5.2.2.2 passes the acceptance time limit of Party A (subject to the express delivery receipt time), that is, more than 24 hours after the receipt of the goods;

At the time of 5.2.2.3销 sale, Party A has been marked as defective products, temporary products and treated products;

5.2.2.4秒 kill goods, clearance products, virtual goods (e. g. QQ currency, game currency, phone fee recharge, etc.) and other commodities marked with special after-sales policies;

5.2.2.5退 did not communicate with Party A before the goods. If the goods are directly returned or refused to sign without the consent of Party A’s customer service, all risks related to damage, loss and theft of the goods shall be borne by Party B’s customers themselves. Party A shall not provide a commitment to custody, re-delivery, refund and other goods, and Party A shall have the right to directly dispose of such goods if necessary;

5.2.2.6已 unsealed or used goods (except quality problems), damaged (e. g., the goods itself, original box damaged or wrapped tape), incomplete data / accessories (e. g., packaging, tags, instructions, accessories, gifts, etc.);

5.2.2.7 Party B’s customers own abnormal use (such as incorrect installation), improper storage (e. g. storage under abnormal conditions, exposed to wet environment, exposed to excessive or low temperature), and goods damaged or not used due to cleaning and improper maintenance (e. g. no standard voltage of electronic products, etc.);

The applicable quality, production process, production process, identification and other projects of 5.2.2.8 border commodities all meet the use standards of the country of origin, which may be different from the Chinese standards. Once purchased, they will be deemed to be accepted as the relevant country of origin standards, which is not a quality problem.

Flower Crown (Hainan) Cross-border E-commerce Co., Ltd

5.2.2.9 Other products and special circumstances that Party A does not provide after-sales support shall be subject to the publicity of Party A’s website.

5.2.3如 Party B or Party B’s customer doubts the authenticity of the goods delivered by Party A. Party A may provide documents of the authenticity and legality of the goods. If the authenticity of the goods still cannot be solved, they shall be promptly jointly sent to the Chinese mainland inspection institutions. If the relevant Chinese institutions cannot test, it shall be submitted to the commodity manufacturer or the relevant institutions in the country where the commodity belongs. If the inspection result is non-real, all the expenses (including inspection, transportation, travel, etc.) shall be borne by Party A.If the result of the inspection is genuine, all the expenses shall be borne by Party B.If none of the above methods cannot be tested, the whole cost shall be borne by 50% by both parties, and the two parties shall negotiate how to deal with the commodity.

5.2.4若 If the quality of the commodity is inconsistent with the actual commodity or the commodity defects, Party B or Party B’s customer shall provide proof of relevant quality inconsistency, and accept the return and exchange of the goods after confirmation by Party A.

5.3 Party B shall provide relevant materials as agreed in this Contract and ensure the true reliability of the materials. Party B shall notify Party A in time.If Party B provides false documents, it shall bear such legal liability and cause any losses to Party A, it shall compensate Party A for the losses.

5.4 Party B shall truthfully fill in the order information, including but not limited to the customer’s real name, ID number and other information. If Party B has caused losses to Party A for providing false contents, Party B shall bear the legal liabilities arising therefrom and compensate Party A for the losses.

5.5 Party A guarantees that the product description, introduction, pictures and other materials provided to Party B conform to the actual situation of the product.In case of changes in the above materials, Party B shall be notified in time.Otherwise, Party A shall bear the legal liabilities arising therefrom and compensate Party B for the losses.

Article 6 Liability for breach of contract

6.1 Any party failing to perform its contractual obligations or delays in their performance shall be deemed a breach of contract, and the defaulting party shall pay damages.

6.2 The losses in this Contract include but are not limited to the expected interest losses, interest losses, related expenses, notary fees, appraisal fees, attorney fees for the protection of interests and litigation costs.

6.3 The Parties shall strictly abide by the confidentiality obligation of the trade secrets learned by the other party in the transaction, and shall not disclose or disclose the trade secrets of the other party to any third party except with the written authorization of the other party. If the breach of the trade secrets, the defaulting party shall have the right to ask the defaulting party to pay RMB 500,000 yuan or the actual loss (with the high price as the calculation standard of liquidated damages).

Flower Crown (Hainan) Cross-border E-commerce Co., Ltd

Article 7 Confidentiality Conditions

7.1 Confidential information as mentioned in this Contract refers to any information provided by the information disclosing party related to the business or behavior of the information disclosing party that has not been disclosed by the information disclosing party.

7.2 Both Parties and their employees shall assume the confidentiality of information and documents for the period from the date of signing of this Contract to permanent.Except at the requirements of judicial, administrative, legislative, regulatory authorities, including court, arbitration, stock exchange (domestic, overseas) or other competent authorities, or by applicable laws, regulations, or other administrative rules, or for internal control verification, financial audit, asset appraisal, and legal counsel.confidentiality period until the confidential information is made public.Neither party shall disclose the above information to any third party without the written permission of the other party.The Confidential Information may be used only for the purposes of this Contract.Both parties shall take all reasonable means to avoid the disclosure of confidential information.If confidentiality disclosure to their employees is required for the performance of this Contract, the Parties shall ensure that their employees strictly comply with their confidentiality obligations.

Article 8 Change, termination and termination of the Agreement

8.1 Failure to terminate the Contract due to breach of the other party shall notify the other party in writing 30 days in advance.The Contract shall be terminated after receiving written confirmation by the other party.

8.2 Either Party has the right to terminate the Contract by written notice without prior notice, and the Contract shall be terminated from the date of service of the notice.

8.2.1 in case of termination of the Agreement agreed herein or Appendix;

8.2.2 is revoked its business license or closed business by the administrative department of the government, and other loss of its legal business status or qualification occurs;

8.2.3 filed for bankruptcy and entered the liquidation proceedings;

8.2.4 transfers the rights or obligations all or in part to a third party without the consent of the other party;

8.2.5 has evidence of commercial bribery.

8.3 If Party B still has a balance upon the termination or termination of Party A in the account established by Party A, and after Party A reviews Party B without any violation or illegal behavior, Party B shall be entitled to require Party A to return all the balance charged to the account within 10 working days.

Flower Crown (Hainan) Cross-border E-commerce Co., Ltd

Article 9 The Force Majeure clause

9.1 Any party to the Contract is affected by a Force Majeure Event, If the contractual obligations cannot be fulfilled thereby, Depending on the extent of the force majeure events affected, Liability may be exempted in part or in all; However, the party who suffers from the force majeure event shall timely notify the other party within 24 hours of the occurrence of the force majeure event, And, within 3 working days after the end of the Force Majeure Event, provide the other party with proof of the occurrence, the scope of influence and the degree of influence of the Force Majeure Event, Otherwise, the party who cannot perform the force majeure event shall not be exempted from liability; Any party suffers a force majeure event after delaying the performance of its obligations, No exemption from liability.

Article 10 Other conventions

10.1 Effective date of cooperation: from [2021] [09] [[15] to [2024] [09] [15].The Parties may sign a separate written agreement on the renewal or termination of the cooperation within 30 days before the expiration of the contract term.If the completion of the last business transaction between the Parties or the expiration of the Contract within 3 months, the Contract shall be automatically terminated and the cooperation shall terminate.After termination of this Contract, both parties shall continue to perform after-sales and settlement of surplus payment in accordance with the contract.

10.2 The performance and implementation of the Contract shall apply to the current laws in force of the People’s Republic of China.Any dispute arising from the performance of this Contract shall be settled by both parties through friendly negotiation.If the negotiation fails, a lawsuit shall be filed in the people’s court of the place where the contract is signed.

10.3 Any notice given under this Contract shall be given in writing (including but not limited to express delivery, e-mail, etc.).In case of changes in its communication address and email, it shall notify the other party in writing 7 working days in advance and be confirmed by both parties, otherwise the notice issued by the other party according to the communication address and / or email specified in this Contract shall be deemed to be valid.

10.4 This Contract shall come into force as of the date of signing of both parties, in duplicate, each holding one, with the same legal effect.For matters not covered, the parties may sign a written supplementary agreement on the relevant matters and sign the supplementary agreement attachment as appropriate.The Supplementary Agreement and its attachments, as an integral part of this Contract, shall have the same legal effect as this Contract.

Party A (seal): Party B (Seal):

Authorized representative signature: Authorized representative signature:

Signing time: Signing time: